Exhibit 10.3

Execution Copy

STOCKHOLDERS AGREEMENT

between

BE AEROSPACE, INC.

and

SELLER ENTITIES ON SIGNATURE PAGES HERETO

dated

July 28, 2008

Table of Contents

Page

Article I CERTAIN DEFINITIONS

1.01.	Certain Definitions	1

Article II RESTRICTIONS ON TRANSFERABILITY

2.01.	General	4
2.02.	Improper Sale or Encumbrance	4
2.03.	Restrictive Legends	4

Article III REGISTRATION RIGHTS

3.01.	Demand Registration	5
3.02.	Piggyback Registration	6
3.03.	Blackout Periods	7
3.04.	Registration Procedures	8
3.05.	Stockholder Information and Undertakings.	10
3.06.	Expenses	11
3.07.	Indemnification and Contribution	11
3.08.	Certain Additional Limitations on Registration Rights	13
3.09.	No Inconsistent Agreements	13
3.10.	Selection of Underwriters to Serve as Book-Running Manager	14
3.11.	Reports	14

Article IV ADDITIONAL RIGHTS

4.01.	No Participation in a Group or Solicitation of Proxies	14
4.02.	Limitation on the Prohibition on Ownership of Common Stock	15

Article V MISCELLANEOUS

5.01.	Termination	15
5.02.	Notices	16
5.03.	Expenses	16
5.04.	Headings	16
5.05.	Severability	17
5.06.	Entire Agreement; No Third-Party Beneficiaries	17
5.07.	Amendment; Waiver	17
5.08.	Binding Effect; Assignment	17
5.09.	Specific Performance	17

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Table of Contents

Page

5.10.	Governing Law	17
5.11.	Dispute Resolution; Mediation; Jurisdiction	18
5.12.	Public Announcements	19
5.13.	Construction	19
5.14.	Counterparts	19

ii

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made effective as of July 28, 2008, between BE Aerospace, Inc., a Delaware corporation (the “Company”) and Seller Entities on the signature pages hereto (collectively, the “Stockholder”).

W I T N E S S E T H:

WHEREAS, the Company and the Stockholder have entered into a Stock and Asset Purchase Agreement, dated as of June 9, 2008 (the “Stock and Asset Purchase Agreement”), pursuant to which the Company intends to acquire (the “Acquisition”) certain entities and assets comprising the Stockholder’s “Consumables Solutions” division;

WHEREAS, upon consummation of the transactions contemplated by the Stock and Asset Purchase Agreement, the Stockholder will be issued in connection with the Acquisition, an aggregate of 6,000,000 shares of Common Stock (the “Stockholder Stock”, which includes any other shares of Common Stock acquired by the Stockholder by way of stock dividend or stock split on the Stockholder Stock), constituting approximately 6.05% of the shares of Common Stock outstanding on such date; and

WHEREAS, the Company and the Stockholder wish to enter into this Agreement to set forth their agreement as to the matters set forth herein with respect to the Stockholder’s ownership of shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.01.       Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Beneficial Ownership” or “Beneficially Own” has the meaning given such term in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banking institutions in the State of New York are authorized or required by Law to close.

 “Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Control” (including the terms “Controlled by” and “under common Control with”) means, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind other than pursuant to a bona fide financing transaction.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Group” means a group within the meaning of Section 13d-3 of the Exchange Act.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company and its Subsidiaries or the Stockholder and its Subsidiaries, as the case may be.

“Person” means, any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Registrable Securities” means (a) the shares of Stockholder Stock held by the Stockholder and (b) any securities issuable or issued or distributed in respect of the Stockholder Stock identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise; provided that (x) Registrable Securities shall cease to be Registrable Securities from and after the time that such Registrable Securities have been sold by the Stockholder and (y) all Common Stock Beneficially Owned by Stockholder shall cease to be Registrable Securities upon the earlier of (A) the time that the aggregate number of shares of Common Stock held by the Stockholder constitute less than 25% of the shares of Common Stock received by the Stockholder pursuant to the Stock and Asset Purchase Agreement and (B) five years after the date hereof.

“Registration Statement” means any Demand Registration Statement the registration statement related to a Piggyback Registration, or any filing that may be made by the Company, which would permit the offer and sale of the Stockholder Stock pursuant to a registration statement of the Company.

“Representative” means, as to any Person, its directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants).

“Sale” means, in respect of any Common Stock, any sale, assignment, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, or any short position in the Common Stock or any other action or position with respect to the Common Stock otherwise reducing risk related to ownership through hedging or other derivative instruments.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sell” means to complete a Sale.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company, joint venture, association or other legal entity of which such Person (either alone or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Third Party” means, with respect to the Stockholder, any other Person other than the Stockholder, the Company and any affiliate of the Company or the Stockholder.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Acquisition	Preamble
Agreement	Preamble
Blackout Period	3.03
Company	Preamble
Demand Registration	3.01(a)
Demand Registration Statement	3.01(a)
Indemnified Party	3.07(d)
Indemnifying Party	3.07(d)
Initial Restricted Period	2.01(a)
Initial Sale Period	2.01(c)
Maximum Number of Securities	3.02(c)
Piggyback Registration	3.02(a)
Stockholder	Preamble
Stock and Asset Purchase Agreement	Preamble
Stockholder Stock	Preamble

ARTICLE II
RESTRICTIONS ON TRANSFERABILITY

2.01.        General.  (a)  The Stockholder understands and agrees that the Stockholder Stock has not been registered and constitutes restricted securities under the Securities Act.

(b)           During the period ending one year after the date hereof (the “Initial Restricted Period”), the Stockholder may not make any Sale of, or create, incur or assume any Encumbrance with respect to, any of the shares of Common Stock acquired by the Stockholder pursuant to the Stock and Asset Purchase Agreement or any other shares of Stockholder Stock other than pursuant to (i) a transaction expressly approved by the Board or (ii) the terms of a Piggyback Registration.

(c)           During the period beginning after the Initial Restricted Period and ending on the one year anniversary thereof (the “Initial Sale Period”), the Stockholder may make or solicit (i) any Sale of, or create, incur or assume any Encumbrance with respect to, up to 50% of the Stockholder Stock or (ii) a Sale pursuant to (A) a transaction expressly approved by the Board or (B) the terms of a Piggyback Registration.

(d)           The Stockholder shall be permitted at anytime to Sell any Common Stock to any direct or indirect wholly-owned Subsidiary of the Honeywell International Inc.; provided that (i) any such wholly-owned Subsidiary becomes subject to the restrictions on transferability contained in this Article II and (ii) Sales of Common Stock to Honeywell Holding France SAS prior to January 1, 2009 shall not exceed $28,000,000 in the aggregate (as determined by reference to the fair market value of Common Stock on the date of the applicable Sale or Sales) and (iii) no Sale of Common Stock will be made to Honeywell Deutschland GmbH prior to January 1, 2009.

(e)           After the Initial Sale Period, the Stockholder may make any Sale of all of the Stockholder Stock.  The Stockholder agrees that it will not make any such Sale of any of the Stockholder Stock except in compliance with the Securities Act.

2.02.        Improper Sale or Encumbrance.  Any attempt to make any Sale of, or create, incur or assume any Encumbrance with respect to, any shares of Common Stock not in compliance with this Agreement shall be null and void and of no force and effect, and the Company shall not give any effect in the Company’s stock records to such attempted Sale or Encumbrance.

2.03.        Restrictive Legends.  (a)  Each certificate representing the shares of Stockholder Stock shall be stamped or otherwise imprinted with legends in substantially the form reflected in Section 2.03(a)(i) and Section 2.03(a)(ii) below (in addition to any legends required by agreement or by applicable state securities laws);

(i)           THE SHARES OF COMMON STOCK OF BE AEROSPACE, INC, REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  SUCH SHARES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

(ii)           THE SHARES OF COMMON STOCK OF BE AEROSPACE INC. REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDER AGREEMENT DATED JULY 28, 2008, AS AMENDED FROM TIME TO TIME, BETWEEN BE AEROSPACE, INC. AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.

(b)           The Stockholder consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

(c)           At the request of the Stockholder, the Company shall provide any necessary instructions to the transfer agent for its Common Stock to, (i) after the Initial Restricted Period and in connection with a Sale of Stockholder Stock, remove the legends described in Section 2.03(a) from each certificate evidencing shares of Stockholder Stock transferred in compliance with the terms of Section 2.01 and remove any transfer agent instructions prohibiting such transfer and (ii) after the Initial Sale Period, with written notice from the Stockholder to the Company, remove from the certificates evidencing all of the Stockholder Stock the legends described in Section 2.03(a) and remove any transfer agent instructions prohibiting such transfer.

ARTICLE III
REGISTRATION RIGHTS

3.01.        Demand Registration.  (a)  Subject to Section 2.01 hereof, after receipt of a written request from the Stockholder requesting that the Company effect a registration (each, a “Demand Registration”) under the Securities Act covering all or part of the Stockholder’s Registrable Securities (which such written request specifies information solely with respect to the Stockholder required by the Company to prepare necessary documentation to effect such Demand Registration regarding the intended method or methods of disposition thereof and the number of shares to be disposed of) the Company shall, no later than 30 days after receipt of the written request for a Demand Registration, file with the Commission and use its reasonable best efforts to cause to be declared effective a registration statement or other appropriate filing with the Commission (a “Demand Registration Statement”), which filing shall be compliant with Section 3.04, relating to all shares of Registrable Securities which the Company has been so requested by the Stockholder be registered for Sale; provided, however, that the Company shall not be required to effect more than two (2) Demand Registrations; and provided, further, that the Company shall not be required to effect a Demand Registration (i) unless the aggregate number of the Registrable Securities requested to be registered constitute at least 25% of the shares of Common Stock received by the Stockholder pursuant to the Stock and Asset Purchase Agreement or (ii) at the time when, because the Company’s independent public accounting firm has not completed its audit or review of the Company’s annual or quarterly financial statements, the Company is not able to file a registration statement that complies with Securities Act (it being understood that the Demand Registration shall be delayed until such filing is made).

(b)           If the Demand Registration Statement has not been made available to the Stockholder within sixty (60) days after receipt of the written request for a Demand Registration as required by Section 3.01(a), the Stockholder shall be entitled to withdraw such request for a Demand Registration Statement by written notice to the Company and such request for a Demand Registration shall not be considered a Demand Registration pursuant to this Agreement.  Upon receipt of such notice withdrawing such request for a Demand Registration, the Company shall be permitted to cease all activities related to such request for a Demand Registration.

(c)           Subject to Section 3.01(b), if the Company complies with the requirements applicable to it in connection with a Demand Registration, and there is no material adverse event relating to the Company the result of which, in the judgment of the underwriter(s) selected to be book-running manager(s) for such Demand Registration, adversely impacts the ability of the Stockholder to consummate a Sale or the pricing related to such Sale pursuant to a Demand Registration, and the Stockholder is unable or unwilling to sell Registerable Securities, such Demand Registration shall constitute a Demand Registration pursuant to Section 3.01 and the Company shall be permitted to cease all activities related to such request for a Demand Registration.

(d)           The Company and any other securityholder of the Company shall be permitted to Sell Common Stock pursuant to a Demand Registration Statement; provided that, to the extent the underwriter(s) acting as book-running manager(s) of such Demand Registation determines that aggregate number of shares of Common Stock to be sold in the Demand Registration is greater than the total number of shares of Common Stock which can be sold in the offering without having an adverse impact on the distribution or pricing of such Common Stock or otherwise having an adverse impact on the marketability thereof, the Stockholder shall be permitted to Sell all the shares of Common Stock it intends to dispose of as set forth in the request for a Demand Registration delivered pursuant Section 3.01(a) of this Agreement.

3.02.        Piggyback Registration.  (a)  If the Company proposes to conduct an underwritten offering of Common Stock or facilitate the sale of Common Stock by any other holder of its Common Stock in an underwritten offering (other than through a resale registration statement, a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or of stock issued to employees of the Company pursuant to any employee benefit plan, respectively) (a “Piggyback Registration”), it will give written notice to the Stockholder at least ten (10) Business Days before the filing with the Commission of the registration statement related to such Piggyback Registration, which notice shall set forth the intended method of disposition of the Common Stock proposed to be registered.  The notice shall offer to include in such filing such shares of Registrable Securities as the Stockholder may request, subject to the restrictions and limitations described in this Agreement.

(b)           The Stockholder shall advise the Company in writing within seven (7) Business Days after the date of such offer from the Company, setting forth the number of such Registrable Securities for which registration is requested.  The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, subject to paragraph (c) below.

(c)           If the underwriter(s) acting as book-running manager(s) of such proposed public offering advises that the amount of Registrable Securities requested to be included in the Piggyback Registration in addition to the securities being registered by the Company and any other selling security holders would be greater than the total number of securities which can be sold in the offering without having an adverse impact on the distribution or pricing of such securities or otherwise having a having an adverse impact on the marketability thereof (the “Maximum Number of Securities”), then:

(i)       in the event the Company initiated the Piggyback Registration, the Company shall include in such Piggyback Registration first, all the shares of Common Stock the Company proposes to register and second, the shares of Common Stock of all other selling security holders, including the Stockholder, to be included in such Piggyback Registration in an amount which together with the shares of Common Stock the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among the Stockholder and the other selling security holders on a pro rata basis (based on the number of shares of Common Stock of the Company held by each such selling security holder, including the Stockholder);

(ii)           in the event any holder of Common Stock of the Company (other than the Stockholder) initiated the Piggyback Registration, the Company shall be permitted to include in such Piggyback Registration first, the shares of Common Stock such initiating security holder proposes to register, second, the shares of Common Stock of any other selling security holders (including the Stockholder), in an amount which together with the shares of Common Stock the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of shares of Common Stock of the Company held by each such selling security holder, including the Stockholder) and third, any shares of Common Stock of the Company proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities;

(d)           Nothing in this Section 3.02 shall prohibit the Company from withdrawing a Piggyback Registration.

3.03.        Blackout Periods.  The Company shall have the right to delay the filing or effectiveness of a Registration Statement and any related actions required pursuant to Section 3.01 or 3.02 in connection with a Demand Registration or Piggyback Registration for periods aggregating not more than ninety (90) days in any twelve-month period (each such period, a “Blackout Period”) in the event that there is a possible acquisition or business combination or other transaction, financing, business development or event involving the Company that would in the good faith determination of the Board require disclosure in a Registration Statement or prospectus, and the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interest of the Company or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Registration Statement, after using its reasonable best efforts to obtain such financial statements, would be impractical.  The Company shall promptly give the Stockholder written notice of such determination.  Upon receipt of notice from the Company of its delay in the filing or declaring the effectiveness of a Registration Statement during a Blackout Period, the Stockholder may withdraw its Demand Registration at any time prior to the expiration of the Blackout Period and such withdrawn Demand Registration will not be counted as a Demand Registration for purposes of the limitations in Section 3.01(a).

3.04.       Registration Procedures.  If the Company is effecting a registration pursuant to Section 3.01 or Section 3.02, the Company will:

(a)           prepare and file with the Commission a Registration Statement with respect to such securities that complies in all respects with the Securities Act and use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective for such period of time as may be reasonably necessary for the disposition of the Stockholder Stock, taking into account the nature of the Sale contemplated by such registration;

(b)         prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and keep such Registration Statement effective for such period of time necessary for the disposition of the Stockholder Stock, taking into account the nature of the Sale contemplated by such registration;

(c)           furnish to the Stockholder two conformed copies of the applicable Registration Statement and each such amendment and supplement thereto, and a number of copies of any prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Stockholder may reasonably request in order to facilitate the disposition of Registrable Securities owned by them contemplated by such Sale;

(d)         if required by applicable law, use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or “Blue Sky” laws of such U.S. jurisdictions as shall be reasonably requested by the Stockholder (and maintain such registrations and qualifications effective for the applicable period of time set forth in Section 3.04(a) above, and to do any and all other acts and things reasonably necessary or advisable to enable the Stockholder to consummate the disposition in such jurisdictions of such shares as contemplated by such registration); provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)         furnish, at the request of the Stockholder requesting registration of Registrable Securities pursuant to Section 3.01, or Section 3.02, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, (i) the signed opinions, dated such date, of the internal and independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters as to such matters as such underwriters may reasonably request and as would be customary for the Company in such a transaction; (ii) a customary “comfort letter” from the independent certified public accountants of the Company, addressed to the underwriters;

(f)         enter into customary agreements (including an underwriting agreement in customary form for the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(g)         use its reasonable best efforts to cause all such Registrable Securities subject to a permitted Sale hereunder to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

(h)         use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(i)         use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(j)         give written notice to the Stockholder:

(i)       when such Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the Commission for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(iii)           of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv)           of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)           of the happening of any event that requires the Company to make changes in such Registration Statement or the prospectus in order to make the statements made or incorporated therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(k)         furnish to the Stockholder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Stockholder so requests in writing, all exhibits (including those, if any, incorporated by reference);

(l)         upon the occurrence of any event contemplated by Section 3.04(j)(ii), (iii), (iv) and (v) above, where necessary, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Stockholder, the prospectus will not contain or incorporate an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein or incorporated therein not misleading.  If the Company notifies the Stockholder in accordance with Section 3.04(j)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Stockholder shall suspend use of such prospectus and, if asked to do so by the Company, will use its reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense), and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date the Stockholder shall have received such amended or supplemented prospectus pursuant to this Section 3.04(l);

(m)           comply with all applicable FINRA requirements and promptly respond to any Commission and FINRA comments received in connection with the preparation and filing of a Registration Statement and any related documents, and, where such comments directly relate to the Stockholder or the Stockholder’s inclusion in the Registration Statement, furnish the Stockholder with copies of such FINRA comments and Company’s responses;

(n)           make reasonably available for inspection by any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such underwriter, all relevant corporate documents, financing information and other records of the Company that the Company customarily provides to underwriters in similar underwritten offerings by the Company and cause the Company’s officers, directors and employees to supply the underwriter all relevant information that the Company customarily provides to underwriters in similar underwritten offerings by the Company in connection with their diligence reviews; and

(o)           use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Stockholder or the underwriters.

3.05.        Stockholder Information and Undertakings.      It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of the Stockholder that the Stockholder shall furnish to the Company such information regarding the Stockholder and the Registrable Securities held by the Stockholder as the Company shall reasonably request and as shall be required to be provided for a selling stockholder to effect a sale of Common Stock on a Registration Statement.

Additionally, the Stockholder agrees to (a) enter into customary agreements (including an underwriting agreement in customary form) with the underwriter or underwriters selected for an underwritten offering and (b) furnish the underwriters a signed opinion of the Stockholder’s independent legal counsel addressing such matters as the underwriters may reasonably request and as would be customary for a selling stockholder in such a transaction.

3.06.        Expenses.  The Company shall pay all the fees and expenses associated with the sale of Registrable Securities by the Stockholder, including filings, printer and accounting fees and fees and disbursements of counsel of the Company; provided that the fees and expenses of a Stockholder’s advisors, its counsel and its representatives and all underwriters’ discounts and commissions associated with any Sale of Common Stock sold by a Stockholder shall be borne by such Stockholder.

3.07.        Indemnification and Contribution.  (a)  The Company shall indemnify and hold harmless the Stockholder, the Stockholder’s directors and officers, employees, stockholders, agents and representatives of the Stockholder, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each Person, if any, who Controls the Stockholder or participating person within the meaning of the Securities Act (collectively, the “Stockholder Parties” and each, a “Stockholder Party”) against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, other federal or state law or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any preliminary or final prospectus under the Securities Act or any amendments or supplements thereto); (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company shall reimburse, as incurred, each the Stockholder Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Stockholder Parties in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information expressly furnished for use in connection with such registration by any of the Stockholder Parties.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any the Stockholder Parties and shall survive the transfer of such securities by the Stockholder.

(b)           The Stockholder shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any Violation, in each case to the extent, but only to the extent, that such Violation was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information expressly furnished by or on behalf of the Stockholder  for use in connection with such registration; provided, however, that the Stockholder’s liability under this Section 3.07(b) shall not exceed the net proceeds from the offering received by the Stockholder.

(c)           If the indemnification provided for in this Section 3.07 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  If the allocation provided in this Section 3.07(c) is not permitted by applicable Law, the parties shall contribute based upon the relative benefits received by the Company from the initial sale of the Registrable Securities on the one hand and the net proceeds received by the Stockholder from the sale of Registrable Securities on the other.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.07(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Section 3.07(c), no contribution by the Stockholder, when combined with any amounts paid pursuant to Section 3.07(b), shall exceed the net proceeds from the offering received by the Stockholder.

(d)           Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party.  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to the Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

(e)           The agreements contained in this Section 3.07 shall survive the transfer of the Registered Securities by the Stockholder and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Stockholder or such director, officer or participating or controlling Person.

3.08.        Certain Additional Limitations on Registration Rights.  Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of the Stockholder (a) if the Stockholder shall fail to furnish to the Company information regarding the Stockholder required pursuant to the Securities Act or Section 3.05 of this Agreement in respect of the distribution of such Registrable Securities or (b) in connection with a Piggyback Registration, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other Common Stock being sold through underwriters in the registration.

The Stockholder agrees to enter into a customary ninety (90) day lock-up agreement with the underwriters for an offering, under any Demand Registration Statement, or any registration statement in connection with a Piggyback Registration in which the Stockholder was entitled to participate; provided that all executive officers who typically provide lock-up in an offering of Common Stock and directors of the Company enter into similar agreements in connection with such offering; provided further that if the underwriters in an offering of Common Stock in which the Stockholder provided a lock-up grants any waivers to any executive officer or director of the Company in connection with such agreements, then the Stockholder shall be entitled to a waiver on similar terms and on a similar scope.

3.09.        No Inconsistent Agreements.  As of the date of this Agreement, the Company has not granted registration rights with respect to shares of its Common Stock to any holders of Common Stock, except as may have been granted pursuant to employee benefits arrangements of the Company.  The Company will not hereafter enter into any agreement with respect to its securities, which is inconsistent in any material respects with the rights granted to the Stockholder in this Agreement and the Company will not grant a holder of Common Stock “piggyback” rights with respect to such holders Common Stock that give such holder priority over the Stockholder in connection with a registration of Common Stock.

3.10.        Selection of Underwriters to Serve as Book-Running Manager.  In the event the Stockholder has made a request for a Demand Registration, the underwriter(s) serving as book-running manager (s) and the other underwriter(s) shall be selected by the Company and, if the Company is not also offering to issue and sell shares of Common Stock pursuant to such underwritten offering, shall be approved by the Stockholder, which approval shall not be unreasonably withheld or delayed.  Any or all of the conditions precedent to the obligations of such underwriters under the underwriting agreement shall be conditions precedent to the obligations of the Stockholder (other than conditions the fulfillment of which is within the power of the Stockholder).  The Stockholder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Stockholder, the Registrable Securities of the Stockholder and the Stockholder’s intended method of distribution and any other representations required by Law.

3.11.        Reports.  The Company agrees to provide such information as may be necessary under the Unites States securities laws to enable the Stockholder to Sell the Stockholder Stock on an unrestricted basis in compliance with Rule 144 under the Securities Act.

ARTICLE IV
ADDITIONAL RIGHTS

4.01.        No Participation in a Group or Solicitation of Proxies.  The Stockholder agrees that, prior to the later of the two year anniversary of the date hereof or such time the Stockholder no longer Beneficially Own 4% or more of the then-outstanding shares of Common Stock (the “Standstill Period”), it will not, and it will cause its Affiliates not to, without the prior written consent of the Company or its Board, directly or indirectly:

(a)           acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any equity or equity-linked securities of the Company or debt securities convertible or exchangeable into equity securities of the Company or direct or indirect rights to acquire any equity or equity-linked securities or any material amount of assets of the Company (other than pursuant to ordinary course commercial transactions) or any division thereof;

(b)           seek or propose to influence or control the management or policies of the Board or the Company or any Subsidiary thereof including through bylaw amendments or seeking to elect a representative to the Board or seek removal of any members of the Board, or make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the Commission) to vote any voting securities of the Company, or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

(c)           make any public announcement with respect to, or publicly submit a proposal for or offer of (with or without conditions), any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any Subsidiary thereof or any of their securities or material assets;

(d)           enter into any discussions, negotiations, arrangements or understandings with any Third Party with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a Group, with the purposes of engaging in any of the foregoing; or

(e)           publicly request that the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence);

provided however, that none of the foregoing (x) shall prevent the Stockholder from Selling or voting its Common Stock with respect to any matter as to which a stockholder vote is solicited or (y) shall prohibit the Stockholder from soliciting, offering, seeking to effect and negotiating with any Person with respect to transfers of Common Stock permitted by Section 2.01.

4.02.        Limitation on the Prohibition on Ownership of Common Stock.  Notwithstanding Section 4.01, the following shall not be deemed to be a breach by the Stockholder or its Affiliates on the prohibition from purchasing or otherwise acquiring, directly or indirectly, Beneficial Ownership of Common Stock: (a) by way of stock dividends or other distributions by the Company to holders of Common Stock generally in accordance with their pro rata security ownership, and (b) by Stockholder’s or any of its Affiliate’s pension trust or similar employee benefit plan investment vehicle, provided that any securities acquired shall be held for investment purposes only and such benefit plans shall comply with the ERISA requirements as to the independence of investment decisions.

ARTICLE V
MISCELLANEOUS

5.01.        Termination.  (a)  This Agreement shall terminate only:

(i)           by virtue of a written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder; or

(ii)           upon the expiration of (A) all rights created hereunder and (B) all statutes of limitations applicable to the enforcement of claims hereunder;

provided that no termination of this Agreement pursuant to paragraph (i) or (ii) above shall affect the right of any party to recover damages or collect indemnification for any breach of the representations, warranties or covenants herein that occurred prior to such termination.

(b)           The restrictions contained in Section 2.01 and Section 4.01 of this Agreement shall terminate upon the final closing with respect to, whether accomplished through one or a series of related transactions, (i) a merger, consolidation or other business combination following which the outstanding Common Stock immediately prior to such transaction will represent less than 50% of the outstanding Common Stock of the Company or other entity surviving such transaction or any entity Controlling the Company immediately after the completion of the transaction, (ii) a Sale of all or substantially all of the assets of the Company and its subsidiaries, or (iii) a transaction as a result of which any Person or Group acquires at least 50% of the outstanding Common Stock of the Company or pursuant to which such Person or Group has the right to elect the majority of the members of the Board.

5.02.        Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 5.02):

(a)           if to the Company:

BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414
Attention: Thomas P. McCaffrey

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10020
Attention: Creighton Condon

(b)           if to the Stockholder:

Honeywell International Inc.
101 Columbia Road
P.O. Box 4000
Morristown, New Jersey 07962-2487
Attention: General Counsel and Senior Vice President
Telecopy No.: (973) 455-4217

with a copy to:

David Robbins, Esq.
Bingham McCutchen LLP
355 S. Grand Avenue, Suite 4400
Los Angeles, California 90071
Telecopy No.: (213) 680-6499

5.03.        Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

5.04.        Headings.  When a reference is made in this Agreement to Articles or Sections, such reference is to an Article or a Section of this Agreement, unless otherwise indicated.  When a reference is made in this Agreement to a party or parties, such reference is to parties to this Agreement, unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”  The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms.

5.05.        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Stockholder shall negotiate in good faith to modify this Agreement so as to affect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

5.06.        Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and does not, and is not intended to, confer upon any Person any rights or remedies hereunder.

5.07.        Amendment; Waiver.  This Agreement may be amended only in a writing signed by all parties hereto.  Any waiver of rights hereunder must be set forth in writing.  A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive either party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

5.08.        Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors.  Notwithstanding the foregoing, this Agreement shall not be assigned by any party hereto by operation of Law or otherwise without the express written consent of the other party.

5.09.        Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.  Nothing contained herein shall prevent a party from seeking damages in the event that specific performance is not available.

5.10.        Governing Law.  Any and all claims, disputes or controversies in any way arising out of or relating to this Agreement, and the existence or validity of any and all defenses to such claims, disputes or controversies, shall be governed and resolved exclusively by the laws of the State of New York, notwithstanding the existence of any conflict of laws principles that otherwise would dictate the application of any other state’s law.  Each party irrevocably and unconditionally waives any right to object to the application of New York law or argue against its applicability to any of the matters referenced in the immediately preceding sentence.

5.11.        Dispute Resolution; Mediation; Jurisdiction.

(a)           Subject to Section 5.09, in the event of any dispute, controversy or claim in any way arising out of or relating to this Agreement (a “Dispute”), upon the written notice of either party hereto, the parties hereto shall attempt to negotiate a resolution of the Dispute.  If the parties hereto are unable for any reason to resolve a Dispute within 30 days after the receipt of such notice, the Dispute shall be submitted to mediation in accordance with Section 5.11(b).

(b)           Subject to Section 5.09, any Dispute not resolved pursuant to Section 5.11(a) shall, at the request of either party hereto (a “Mediation Request”), be submitted to non-binding mediation in accordance with the then current CPR Mediation Procedure (the “Procedure”), except as modified herein.  The mediation shall be held in New York, New York.  The parties shall have 20 days from receipt by a party of a Mediation Request to agree on a mediator.  If no mediator has been agreed upon by the parties within 20 days of receipt by a party (or parties) of a Mediation Request, then any party may request (on written notice to the other parties), that the CPR appoint a mediator in accordance with the Procedure.  All mediation pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such mediation shall be admissible for any purpose in any subsequent proceedings.  No party hereto shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other parties in the mediation proceedings or about the existence, contents or results of the mediation without the prior written consent of such other parties except in the course of a judicial or regulatory proceeding or as may be required by Law or requested by a governmental authority or securities exchange.  Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other parties reasonable written notice of the intended disclosure and afford the other parties a reasonable opportunity to protect its interests.  If the Dispute has not been resolved within 60 days of the appointment of a mediator, or within 90 days of receipt by a party of a Mediation Request (whichever occurs sooner), or within such longer period as the parties may agree to in writing, then any party may file an action on the Dispute in any court having jurisdiction in accordance with Section 5.11(c).

(c)           Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and the courts of the United States of America located in New York County, New York for any litigation arising out of or relating to this Agreement or the transactions contemplated hereby (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 5.02, shall be effective service of process for any litigation brought against it in any such court.  Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York sitting in New York County or the courts of the United States of America located in New York County, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO TRANSACTION MATTERS.

5.12.        Public Announcements.  Unless otherwise required by applicable law, listing requirements or as may be customary in connection with the transactions contemplated by this Agreement, the Stockholder shall not make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement without the prior consent of the Company, which shall not be unreasonably withheld.

5.13.        Construction.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

5.14.        Counterparts.  This Agreement may be executed simultaneously in one or more counterparts (including by facsimile or electronic .pdf submission), and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BE AEROSPACE, INC.

By:	/s/ THOMAS P. MCCAFFREY
Name: Thomas P. McCaffrey
Title: Senior Vice President and
Chief Finacial Officer

SELLERS:

HONEYWELL INTERNATIONAL INC.

By:	/s/ ANNE T. MADDEN
Name: Anne T. Madden
Title: Vice President,
Corporate Development and
Global Head of M & A

HONEYWELL UK LIMITED

By:	/s/ ANNE T. MADDEN
Name: Anne T. Madden
Title: Authorized Signatory

HONEYWELL HOLDING FRANCE SAS

By:	/s/ ANNE T. MADDEN
Name: Anne T. Madden
Title: Authorized Signatory

HONEYWELL DEUTSCHLAND GMBH

By:	/s/ ANNE T. MADDEN
Name: Anne T. Madden
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]